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                                                                    EXHIBIT 10.3

                             THE BANK OF GLEN BURNIE
                               GLEN BURNIE BANCORP
                              AMENDED AND RESTATED
                        CHANGE-IN-CONTROL SEVERANCE PLAN


                  The Board of Directors of The Bank of Glen Burnie and Glen Burnie Bancorp adopted a Change-in-Control Severance Plan effective February 12, 1998 in order to provide severance benefits upon a Change in Control for directors and for employees who are not otherwise covered by an existing employment agreement or change-in-control severance agreement. On August 9, 2001, the Board of Directors approved certain amendments to the Plan which are incorporated into this Amended and Restated Change-in-Control Severance Plan.

                                    ARTICLE I
                                   DEFINITIONS

                  The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

                  1.1 "AFFILIATE" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Sections 424(e) and (f), respectively, of the Code.

                  1.2 "BANK" shall mean The Bank of Glen Burnie, and any successor to its interest.

                  1.3 "BASE PAY" shall be determined on the date of a Change in Control, and shall mean:

                           (a) with respect to Participants paid on a salaried
basis: the regular weekly gross rate of salary payable to such Participant in accordance with the Employer's usual payroll procedures; and

                           (b) with respect to each Participant paid on an
hourly basis: an amount equal to the product of (i) the Participant's straight time gross hourly wage rate, exclusive of overtime, and (ii) the number of hours that the Participant is regularly scheduled to work for the Employer per week.

                  1.4 "BOARD" shall mean the Board of Directors of the Bank or the Company, as the case may be.

                  1.5 "CHANGE IN CONTROL" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors,
(iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or
(iv) during any period of two consecutive years, individuals (the "CONTINUING DIRECTORS") who at the beginning of such period constitute the Board of Directors of the Bank or the Company (the "EXISTING BOARD") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.

Notwithstanding the foregoing, in the case of (i), (ii) and (iii) hereof, ownership or control of the Bank by the Company itself shall not constitute a Change in Control. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Board as to whether or not a Change in Control has occurred shall be conclusive and binding on all parties.

                  1.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

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                  1.7 "COMPANY" shall mean Glen Burnie Bancorp, and any
successor to its interest.

                  1.8 "CONTINUOUS SERVICE" shall mean the period of a Participant's employment as an active employee of the Employer or service as a member of the Board, as the case may be. Continuous Service shall not be considered interrupted by (i) sick leave, military leave, or any other leave of absence approved by the Bank or the Company, or (ii) transfers between payroll locations of the Company, the Bank, an Affiliate, or a successor.

                  1.9 "EFFECTIVE DATE" shall mean February 12, 1998.

                  1.10 "EMPLOYER" shall mean the Bank, the Company, or an Affiliate, as the case may be, which employs the Participant or of which the Participant is a Board member.

                  1.11 "JUST CAUSE" shall mean, in the good faith determination of the Board, the Participant's willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. No act, or failure to act, on the Participant's part shall be considered "willful" unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that such action or failure to act was in the best interest of the Bank and the Company.

                  1.12 "MEDICAL BENEFITS" shall mean Employer-paid premiums for COBRA coverage under the health care plan then offered to active employees of the Employer or its successor, but only in the event the Participant elects to receive COBRA benefits.

                  1.13 "PARTICIPANT" shall mean any employee or Board member of an Employer who qualifies for participation in the Plan pursuant to the requirements of Article II hereof.

                  1.14 "PLAN" means The Bank of Glen Burnie Change-in-Control Severance Plan as it may be amended from time to time.

                  1.15 "PROTECTED PERIOD" shall mean the period that begins on the date of a Change in Control and ends on the second annual anniversary date of the Change in Control.

                  1.16 "SEVERANCE BENEFITS" shall mean the Severance Payment and Medical Benefits payable hereunder to a Participant following a Change in Control as set forth in Article III hereof.

                  1.17 "SEVERANCE PAYMENT" shall mean the cash amount payable to the Participant as part of the Severance Benefits hereunder.

                  1.18 "TRUST" shall mean a grantor trust designed in accordance with Revenue Procedure 92-64 and having a trustee independent of the Bank and the Company.

                  1.19 "YEARS OF SERVICE" means a Participant's full 12-month periods of Continuous Service (including full 12-month periods that may have occurred prior to any interruption in Continuous Service).

                                   ARTICLE II
                                  PARTICIPATION

                  Participation in the Plan shall be limited to employees and Board members of an Employer who, on the date of a Change in Control, are not parties to an employment agreement or change in control severance agreement with the Bank, the Company, or an Affiliate.


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                                   ARTICLE III
                  CONDITIONS FOR PAYMENT OF SEVERANCE BENEFITS;
                          AMOUNT OF SEVERANCE BENEFITS

                  3.1 CONDITIONS FOR PAYMENT OF SEVERANCE BENEFITS. A Participant shall be entitled to collect the Severance Benefits set forth in
Section 3.2 of the Plan in the event that (i) the Participant voluntarily terminates employment or Board service, as the case may be, during the Protected Period, or (ii) the Bank or the Company or their successor(s) in interest terminate the Participant's employment or Board service, as the case may be, for any reason other than Just Cause during the Protected Period.

                  3.2 AMOUNT OF SEVERANCE BENEFITS. If a Participant becomes entitled to Severance Benefits pursuant to Section 3.1 hereof, the Bank shall provide the Participant with the Severance Payment and Medical Benefits, if any, in each instance based on the Participant's position with the Employer and, in some instances, Years of Service on the date of the Change in Control, as set forth on the Schedule of Severance Benefits attached hereto as it may be amended by resolution of the Board from time to time. To the extent the Severance Payment on such Schedule is expressed in a number of weeks, the amount of such Severance Payment shall be determined by multiplying such Participant's Base Pay by such number of weeks. If the Severance Benefits include Medical Benefits, the Participant shall be entitled to Medical Benefits up to the dollar amount set forth on such Schedule. Each Participant shall be entitled to COBRA benefits for the period of time mandated by COBRA commencing on the date the Participant's employment terminated. The amount of any Medical Benefits hereunder shall be used to pay the Participant's (and any of the Participant's covered dependents') health care plan premiums pursuant to such COBRA coverage, up to the aggregate dollar amount of such Medical Benefits.

                  3.3 TIME OF PAYMENT. The amount of the Severance Payment will be paid in either (i) a lump sum amount within ten days of the later of (a) the date of the Change in Control and (b) the Participant's last day of employment or service with the Employer, or a successor to its interest, or (ii) in equal installments on the Employer's regular pay days. Installments will be paid over the period of time equal to the number of weeks of the Participant's Base Pay to be paid. A Participant shall select the method of payment by signing the Election of Payment Statement in the form attached hereto and delivering such signed Statement to the Company upon termination of employment or service pursuant to Section 3.1 hereof.

                                   ARTICLE IV
                   JOINT AND SEVERAL LIABILITY OF THE COMPANY

                  The Company shall be liable, jointly and severally, with the Bank for the payment of all amounts due under this Plan.

                                    ARTICLE V
                               SOURCE OF BENEFITS

                  5.1 GENERAL RULE. All amounts payable under this Plan shall constitute an unfunded, unsecured promise by the Bank and the Company to make such payments in the future, as and to the extent such benefits become payable. Severance Benefits shall be paid from the general assets of the Bank and the Company, and no person shall by virtue of this Plan have any interest in such assets (other than as an unsecured creditor of the Bank and the Company).

                  5.2 TRUST FUNDING ON CHANGE IN CONTROL. In the event of a Change in Control, the Bank shall establish the Trust if one is not then in existence, and shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the cash value of the aggregate Severance Benefits that could become payable pursuant to Section 3.2 under the Plan.

                                   ARTICLE VI
                              TRANSFER OF BENEFITS

                  6.1 Except as provided herein, a Participant may not commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any benefits under this Plan.


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                  6.2 Upon the death of a Participant receiving Severance
Benefits, the beneficiary(ies) of the Participant shall be entitled to receive the Severance Benefits to which the Participant is entitled under Section 3.2. A Participant shall designate such beneficiary(ies) by completing and signing the Designation of Beneficiaries Statement in the form attached hereto and delivering such signed Statement to the Company upon termination of employment or service pursuant to Section 3.1 hereof.

                                   ARTICLE VII
                           EMPLOYMENT OR OTHER RIGHTS

                  Neither the Plan nor any action taken by the Board in connection with the Plan shall create any right, either express or implied, on the part of any Participant to continue in the employment or service of the Employer.

                                  ARTICLE VIII
                                 REORGANIZATION

                  The Bank and the Company agree that they will not merge or consolidate with any other corporation or organization, or permit their business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank and the Company herein set forth. The Bank and the Company further agree that they will not cease their business activities or terminate their existence, other than as heretofore set forth in this Article VIII, without having made adequate provision for the fulfillment of their obligations hereunder.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

                  The Board may amend or terminate the Plan at any time prior to a Change in Control. On or after a Change in Control, the Board may amend or terminate the Plan subject to receiving the written consent of each Participant who is or may be adversely affected by such amendment or termination.

                                    ARTICLE X
                                 APPLICABLE LAW

                  Except to the extent preempted by Federal law, the laws of the State of Maryland shall govern this Plan in all respects, whether as to its validity, construction, capacity, performance or otherwise.

                                   ARTICLE XI
                                HEADINGS; GENDER

                  Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                   ARTICLE XII
                           INTERPRETATION OF THE PLAN

                  The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).

                                  ARTICLE XIII
                              EXPENSE REIMBURSEMENT

                  In the event that any dispute arises on or after a Change in Control between a Participant and the Bank or the Company as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or


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otherwise, including any action that the Participant takes to enforce the terms of this Plan or to defend against any action taken by the Bank or the Company, the Participant shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Participant shall obtain a final judgement in favor of the Participant in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association. Such reimbursement shall be paid within ten (10) days of Participant's furnishing to the Bank and the Company written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Participant.

                                   ARTICLE XIV
                                CLAIMS PROCEDURE

                  14.1 GENERAL RULE. This Section is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at 29 C.F.R. Section 2560.503-1. If any provision of this Section conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

                  14.2 INITIAL CLAIMS.

                           (a) If a Participant or a Participant's spouse,
dependent or beneficiary (hereinafter referred to as a "CLAIMANT") is denied any Severance Benefit under this Plan, the Claimant may file a claim with the Employer. The Employer shall review the claim itself or appoint an individual or an entity to review the claim.

                           (b) The Claimant shall be notified within 90 days
after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Chief Financial Officer of the Company or his/her appointee prior to the end of the 90 day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is 180 days after the day the claim is filed.

                           (c) For purposes of the time periods specified in
this Section, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

                  14.3 DENIAL OF CLAIM. If the Employer denies a claim, it must provide to the Claimant, in writing or by electronic communication:

                           (a) The specific reasons for the denial;

                           (b) A reference to the Plan provision or insurance
contract provision upon which the denial is based;

                           (c) A description of any additional information or
material that the Claimant must provide in order to perfect the claim;

                           (d) An explanation of why such additional material or
information is necessary;

                           (e) Notice that the Claimant has a right to request a
review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

                           (f) A statement of the participant's right to bring a
civil action under ERISA Section 502(a) following a denial on review of the initial denial.

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
                  14.4 REVIEW PROCEDURES.

                           (a) A request for review of a denied claim must be
made in writing to the Employer within 60 days after receiving notice of denial. The decision upon review will be made within 60 days after the Employer's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than 120 days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial 60 day period and must explain the special circumstances and provide an expected date of decision.

                           (b) The reviewer shall afford the Claimant an
opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Employer. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

                           (c) Upon completion of its review of an adverse
initial claim determination, the Employer will give the Claimant, in writing or by electronic notification, a notice containing:

                                    (i) its decision;

                                    (ii) the specific reasons for the decision;

                                    (iii) the relevant Plan provisions or
insurance contract provisions on which its decision is based;

                                    (iv) a statement that the Claimant is
entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan's files which is relevant to the Claimant's claim for benefits;

                                    (v) a statement describing the Claimant's
right to bring an action for judicial review under ERISA Section 502(a); and

                                    (vi) if an internal rule, guideline,
protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

                  14.5 FAILURE OF PLAN TO FOLLOW PROCEDURES. If the Plan fails to follow the claims procedures required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under ERISA section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.

                                   ARTICLE XV
                                  SEVERABILITY

                  The provisions of this Plan shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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                             THE BANK OF GLEN BURNIE
                               GLEN BURNIE BANCORP
                              AMENDED AND RESTATED
                        CHANGE-IN-CONTROL SEVERANCE PLAN

                         SCHEDULE OF SEVERANCE BENEFITS

All capitalized terms used in this Schedule shall have the meanings ascribed to such terms in the Plan.

           POSITION                  YEARS OF SERVICE             SEVERANCE PAYMENT            MEDICAL BENEFITS
           --------                  ----------------             -----------------            ----------------
President                                   N/A                           *                           N/A
Chairman                                    N/A                       $250,000                        N/A
EVP/COO                                     N/A                           *                           N/A
Senior VP                               10 and more                  130 Weeks*                    $10,000*
                                       Less than 10                  104 Weeks*                    $10,000*
Vice President                          10 and more                  104 Weeks*                    $10,000*
                                 5 and more, less than 10             80 Weeks*                    $10,000*
                                        Less than 5                   52 Weeks*                    $10,000*
Other Officers                          10 and more                   52 Weeks*                    $10,000*
                                 5 and more, less than 10             36 Weeks*                    $10,000*
                                        Less than 5                   18 Weeks*                    $10,000*
Directors                                                                 *                           N/A
Other Employees                         1 and more           2 weeks, plus 2 weeks for                N/A
                                                             each year of service up to
                                                             an aggregate of 52 weeks*
                                        Less than 1                      N/A                          N/A


* The aggregate present value of Severance Benefits (including Severance Payments and Medical Benefits) under the Plan at the time of termination of employment or service (plus any payments under any other plan of the Company or its Affiliates which are contingent on a change of control), determined in accordance with Internal Revenue Code Section 280G, may not exceed 2.99 times the Participant's average annual taxable compensation from the Company or its Affiliates which is included in the Participant's gross income for the five taxable years of the Company (or such portion of such five year period during which the Participant performed personal services for the Company or its Affiliates) ending before the date on which the Change in Control occurs (the "2.99 MAXIMUM"). If no amount of Severance Payment is specified, then the Severance Payment, together with any Medical Benefits, shall equal the 2.99 Maximum.

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                             THE BANK OF GLEN BURNIE
                               GLEN BURNIE BANCORP
                              AMENDED AND RESTATED
                        CHANGE-IN-CONTROL SEVERANCE PLAN

                          ELECTION OF PAYMENT STATEMENT

                  Reference is made to The Bank of Glen Burnie and Glen Burnie Bancorp Amended and Restated Change-in-Control Severance Plan (the "PLAN") dated as of __________, 2001. All terms not otherwise defined herein shall have the meanings set forth in the Plan.

                  Pursuant to the terms of Section 3.3 of the Plan, I hereby elect to receive my Severance Payment benefits in:

                           [ ] installments paid over the period of time equal to the number of weeks of Base Pay to be paid under Section 3.2 of the Plan

                           [ ]   one lump sum payment


                                                       PARTICIPANT:

                                                       -------------------------
                                                       -------------------------
                                                      (print name)

                                                       Date:
                                                            --------------------


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                             THE BANK OF GLEN BURNIE
                               GLEN BURNIE BANCORP
                              AMENDED AND RESTATED
                        CHANGE-IN-CONTROL SEVERANCE PLAN

                     DESIGNATION OF BENEFICIARIES STATEMENT


                  Reference is made to The Bank of Glen Burnie and Glen Burnie Bancorp Amended and Restated Change-in-Control Severance Plan (the "PLAN") dated as of __________, 2001. All terms not otherwise defined herein shall have the meanings set forth in the Plan.

         Pursuant to the terms of Section 6.2 of the Plan, the Participant designates the individuals set forth below as the primary and secondary beneficiary(ies) to receive Severance Benefits upon the death of the Participant. If the primary beneficiary(ies) predeceases the Participant, or survives the Participant but dies before all installment payments (if any) are made, the unpaid Severance Benefits shall be paid to the secondary beneficiary(ies). If more than one primary or secondary beneficiary has been designated, each primary beneficiary or, if none survives, each secondary beneficiary will receive an equal share of the unpaid benefits unless the Participant indicates specific percentages next to the beneficiaries' names. The Participant may change such designations from time to time by the execution of a new Designation of Beneficiaries Statement and delivering such Schedule to the Company.

                  PRIMARY

                  Name(s):                           Relationship(s)

                  ---------------------              ---------------------
                  ---------------------              ---------------------
                  ---------------------              ---------------------

                  SECONDARY

                  Name(s):                           Relationship(s)

                  ---------------------              ---------------------
                  ---------------------              ---------------------
                  ---------------------              ---------------------

                                                     PARTICIPANT:
                                                     ---------------------------
                                                     ---------------------------
                                                    (print name)

                                                     Date:
                                                            --------------------

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